UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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TERREMARK WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 12, 2008

Dear Stockholder:

You are cordially invited to attend our 2008 annual meeting of stockholders, which will be held at 10:00 a.m. on Friday, October 10, 2008, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132.

At the annual meeting, you will be asked to:

(1)	elect nine (9) persons to the Board of Directors; and

(2)	approve an amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock covered by the plan from 4,000,000 to 5,500,000; and

(3)	transact any other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the annual meeting.

The Board of Directors recommends that you vote in favor of the election of the nominated directors and for the amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock covered by the plan by 1,500,000.

Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Manuel D. Medina
Chairman of the Board & Chief Executive Officer

TERREMARK WORLDWIDE, INC.
2 South Biscayne Blvd., Suite 2900
Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 10, 2008

To Our Stockholders:

The 2008 annual meeting of stockholders of Terremark Worldwide, Inc. will be held at 10:00 a.m., local time, on Friday, October 10, 2008, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, for the purpose of considering and acting upon the following:

(1)	elect nine (9) persons to the Board of Directors; and

(2) approve an amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock covered by the plan from 4,000,000 to 5,500,000; and

(3) transact any other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The Board of Directors is not aware of any other business scheduled for the annual meeting. Any action may be taken with respect to the foregoing proposals at the annual meeting on the date specified above or, to the extent the annual meeting is adjourned to another date, on any such date or dates to which the annual meeting is so adjourned.

Holders of record of our common stock and Series I convertible preferred stock at the close of business on August 28, 2008 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

By Order of the Board of Directors,

Adam T. Smith
Secretary

Miami, Florida
September 12, 2008

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

TERREMARK WORLDWIDE, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement contains information related to our annual meeting of stockholders to be held on Friday, October 10, 2008, beginning at 10:00 a.m. local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any adjournments or postponements thereof. The approximate date that this Proxy Statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders is on or about September 12, 2008. You should review this information in conjunction with our 2008 Annual Report to stockholders which accompanies this Proxy Statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote on the election of directors. In addition, we will report on our performance and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

Only holders of record of our common stock and Series I convertible preferred stock at the close of business on the record date, August 28, 2008, are entitled to receive notice of the annual meeting and to vote shares of our common stock and Series I convertible preferred stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of Series I convertible preferred stock entitles the holder to cast votes equivalent to 3,333 shares of our common stock.

Who can attend the meeting?

All holders of our common stock and Series I convertible preferred stock as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 59,237,269 shares of our common stock and 312 shares of Series I convertible preferred stock were issued and outstanding. The shares of Series I convertible preferred stock represent an aggregate of 1,041,333 votes. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or by Internet?

If your shares are held in “street name,” you may vote by telephone or Internet. Stockholders should review their proxy card for instructions for voting by telephone or Internet. Please follow the directions on your proxy card carefully. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholders.

The deadline for voting by telephone or Internet is 11:59 p.m. on October 9, 2008.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	for the election of the nominated slate of directors; and

•	for the amendment of our 2005 Executive Incentive Compensation Plan, or the 2005 Plan, to increase the number of shares of common stock covered by the plan by 1,500,000.

The Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

Election of Directors.  The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

Amendment of our 2005 Executive Incentive Compensation Plan.  The affirmative vote, either in person or by proxy, of a majority of all of the shares issued and outstanding will be required to amend the 2005 Plan to increase the number of shares of common stock covered by the plan by 1,500,000.

Other Proposals.  For any other proposal, the affirmative vote, either in person or by proxy, of a majority of the votes cast at the meeting will be required for approval. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the Proxy Statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and our Series I convertible preferred stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

How is the meeting conducted?

The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot assure that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments during the meeting must do so in English so that the majority of stockholders present can understand what is being said.

Our principal executive offices are located at 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131, and our telephone number is (305) 856-3200. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file periodic reports and other information with the Securities and Exchange Commission, or the Commission. Those reports, Proxy Statements and other information concerning us may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at the Public Reference Room, 100 F Street, N.E. Washington, D.C. 20549 and at the regional offices of the Commission located at 3 World Financial Center, Room 4300, New York, New York 10281 and at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. In addition, certain electronically filed documents, including current reports, quarterly reports and annual reports, can be obtained from the Commission’s website at http://www.sec.gov or our website at www.terremark.com under the Investor Relations section. In addition, we will provide without charge to each person to whom a copy of this Proxy Statement is delivered a copy of any of the foregoing documents (other than exhibits). Requests for such documents should be addressed to our Corporate Secretary at Terremark Worldwide, Inc., 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of August 28, 2008, the record date for the meeting, by:

•	each of our directors;

•	each of our executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding common stock or Series I convertible preferred stock.

As of the record date for the meeting, 59,237,269 shares of our common stock and 312 shares of our Series I convertible preferred stock were issued and outstanding. The outstanding shares of our Series I convertible preferred stock, as of the record date, were convertible into 1,041,333 shares of our common stock.

For purposes of the following table, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date for the meeting upon the exercise of warrants or options or upon the conversion of debentures or preferred shares. Each beneficial owner’s percentage is determined by assuming that options, warrants or conversion rights that are held by the person, but not those held by any other person, and which are exercisable within 60 days from the record date for the meeting, have been exercised. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13D, Schedule 13G and Form 4 filings by such persons with the Commission and other information obtained from such persons. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

Unless otherwise indicated, we believe that each person listed in the following table has our same address, which is c/o Terremark Worldwide, Inc., 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class (%)

Common Stock:
Cyrte Investments GP I BV	9,371,178	(1)	15.8%
Sun Equity Assets	5,402,234	(2)	9.1%
Manuel D. Medina	4,110,326	(3)	6.9%
Ashford Capital Management, Inc.	3,665,754	(4)	6.2%
Joseph R. Wright, Jr.	371,568	(5)	*
Guillermo Amore	343,388	(6)	*
Miguel J. Rosenfeld	309,876	(7)	*
Timothy Elwes	296,500	(8)	*
Jose A. Segrera	256,439	(9)	*
Marvin Wheeler	260,439	(10)	*
Jamie Dos Santos	112,500	(11)	*
Antonio S. Fernandez	107,657	(12)	*
Adam T. Smith	132,929	(13)	*
Arthur L. Money	64,000	(14)	*
Marvin S. Rosen	62,500	(15)	*
Rodolfo A. Ruiz	59,000	(15)	*
Series I Preferred Stock:
CRG, LLC	100	(16)	32.0%
L.S. Sarofim 2008 GRAT	66	(17)	21.1%
Guazapa Properties, Inc.	48	(18)	15.4%
Promosiones Bursatiles, S.A.	28	(19)	9.0%
Palmetto, S.A.	20	(20)	6.4%

*	Represents less than 1%.

(1)	Based on Amendment No. 8 to Schedule 13D filed by the holder with the Securities and Exchange Commission on October 9, 2007. Each of Stichting Administratiekantoor Talpa Beheer, Talpa Beheer BV, Talpa Capital Holding BV, Cyrte Investments BV, Cyrte Fund I CV and Johannes Hendrikus Hubert de Mol may be deemed to be beneficial owners, as well as share the power to vote and dispose, of the shares directly owned by Cyrte Investments GP by virtue of the fact that: Stichting owns all of the outstanding capital stock of Talpa; Mr. de Mol is the sole director (bestuurder) of Talpa, an entity which has a 55% ownership interest in Talpa Capital Holding and is a limited partner of Cyrte Fund; Talpa Capital Holding has a 75% ownership interest in Cyrte Investments; Cyrte Investments is the manager of the investment portfolio held by Cyrte Fund and owns all of the outstanding capital stock of Cyrte Investments GP; and Cyrte Investments GP is the general partner of Cyrte Fund. Each of Stichting, Talpa, Talpa Capital Holding, Cyrte Investments, Cyrte Fund and Mr. de Mol disclaims beneficial ownership of such shares for all other purposes. The address of the beneficial owner is Flevolaan 41A, 411 KC Naarden P.O. Box 5081 The Netherlands.

(2)	The address of the beneficial owner is Georgetown, Tortola B.V.I. Francis Lee is the natural person deemed to be the beneficial owner of the shares held by Sun Equity Assets Limited. See “Shareholders Agreement” below.

(3)	Includes 191,500 shares of our common stock issuable upon exercise of options and 50,000 shares of nonvested stock. Includes 225,523 shares of our common stock which are held of record by Communications Investors Group, an entity in which Mr. Medina is a partner and holds a 50% interest. Also includes 500,000 shares of our common stock which are held of record by MD Medina Investments, LLC, an entity in which Mr. Medina is a partner and holds a controlling interest.

(4)	Ashford Capital Management, Inc. is a registered investment advisor, and the reported shares of our common stock are held in separate individual client accounts, two separate limited partnerships and nine commingled funds.

(5)	Includes 61,500 shares of our common stock issuable upon exercise of options and 5,000 shares of nonvested stock. Does not include 10,000 shares held in trust for the benefit of Mr. Wright’s grandchildren and 1,000 shares held by his sister with respect to which Mr. Wright disclaims ownership.

(6)	Includes 41,500 shares issuable upon exercise of options, 5,000 shares of nonvested stock, 17,500 shares owned by Mr. Amore’s sibling, over which Mr. Amore has investment control. Does not include (i) 159,393 shares, (ii) 26,667 shares which may be acquired upon the conversion of shares of Series I preferred convertible stock and (iii) 5,600 shares issuable upon exercise of warrants, all of which are owned by Margui Family Partners, Ltd. with respect to Mr. Amore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(7)	Includes 41,500 shares of common stock issuable upon exercise of options, 5,000 shares of nonvested stock and 123,412 shares held indirectly by Mr. Rosenfeld. Does not include 68,244 shares held by Mr. Rosenfeld’s children, with respect to which Mr. Rosenfeld disclaims beneficial ownership.

(8)	Includes 41,500 shares of our common stock issuable upon exercise of options and 5,000 shares of nonvested stock.

(9)	Includes 150,000 shares of our common stock issuable upon exercise of options and 25,000 shares of nonvested stock.

(10)	Includes 140,500 shares of our common stock issuable upon exercise of options, 25,000 shares of nonvested stock and 5,000 shares owned by Mr. Wheeler’s sister.

(11)	Includes 102,500 shares of our common stock issuable upon exercise of options.

(12)	Includes 31,500 shares of our common stock issuable upon exercise of options, 5,000 shares of nonvested stock, 6,667 shares which may be acquired upon conversion of our Series I preferred convertible stock and 1,400 shares issuable upon exercise of warrants.

(13)	Includes 58,000 shares of our common stock issuable upon exercise of options and 6,667 shares of nonvested stock.

(14)	Includes 31,500 shares of our common stock issuable upon exercise of options and 5,000 shares of nonvested stock.

(15)	Includes shares of our common stock issuable upon exercise of options and nonvested stock.

(16)	Represents 100 shares of Series I convertible preferred stock which are convertible into, and have voting rights equivalent to 333,333 shares of our common stock. Christian Altaba is the natural person with voting and investment control over the shares.

(17)	Represents 66 shares of Series I convertible preferred stock which are convertible into, and have voting rights equivalent to 220,000 shares of our common stock.

(18)	Represents 48 shares of Series I convertible preferred stock which are convertible into, and have voting rights equivalent to 160,000 shares of our common stock. Heinrich Adolf Hans Herweg is the natural person with voting and investment control over the shares.

(19)	Represents 28 shares of Series I convertible preferred stock which are convertible into, and have voting rights equivalent to 93,333 shares of our common stock. Roberto Solis Monsato is the natural person with voting and investment control over the shares.

(20)	Represents 20 shares of Series I convertible preferred stock which are convertible into, and have voting rights equivalent to 66,667 shares of our common stock. Antonio De Roquerey is the natural person with voting and investment control over the shares.

Shareholders Agreement

Under the terms of a Shareholders Agreement, dated as of May 15, 2000, Vistagreen Holdings (Bahamas), Ltd., predecessor-in-interest to Sun Equity Assets Limited, Moraine Investments, Inc., predecessor-in-interest to Sun Equity Assets Limited, and Paradise Stream (Bahamas) Limited, on the one had, and TCO Company Limited, Manuel D. Medina, Willy Bermello and ATTU Services, Inc., the shareholders party to the Agreement have agreed to vote in favor of the election of two nominees, as designated by Vistagreen, will be elected to the executive committee of our Board of Directors. Vistagreen did not exercise its nominating rights during the fiscal year ended March 31, 2008. We do not currently have an executive committee.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the annual meeting, the stockholders will elect nine directors, each of whom will serve for a term expiring at the 2009 annual meeting of stockholders, or until his successor has been duly elected and qualified. Messrs. Manuel D. Medina, Joseph R. Wright, Jr., Guillermo Amore, Timothy Elwes, Antonio S. Fernandez, Arthur L. Money, Marvin S. Rosen, Miguel J. Rosenfeld and Rodolfo A. Ruiz currently serve as directors and have been reviewed and recommended for nomination by our nominating committee and nominated by our Board of Directors for re-election at the annual meeting. Vistagreen Holdings (Bahamas), Ltd., predecessor-in-interest to Sun Equity Assets Limited, has not nominated any director nominee for our Board of Directors.

The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

The directors standing for re-election are:

•	Manuel D. Medina, 55, has served as our Chairman of the Board, President and Chief Executive Officer since April 2000, the date that we merged with AmTec, as well as in those positions with Terremark since its founding in 1982. In addition, Mr. Medina is a managing partner of Communication Investors Group, one of our investors. Mr. Medina has been a director of Fusion Telecommunications International since December 14, 1998. Before founding Terremark as an independent financial and real estate consulting company, Mr. Medina, a certified public accountant, worked with Price Waterhouse after earning a Bachelor of Science degree in Accounting from Florida Atlantic University in 1974.

•	Joseph R. Wright, Jr., 70, has served as our Vice Chairman of the Board since April 2000. He will be joining Scientific Games as their Chief Executive Officer, effective January 1, 2009. He is currently serving as Vice Chairman of the Board for Scientific Games and has been a member of the board since 2004. Prior to his tenure as Chief Executive Officer of Scientific Games, Mr. Wright served as Chairman of Intelsat, the world’s leading provider of satellite/fiber services with a global fleet of 53 satellites servicing over 200 countries from July 2006 to April 2008 and, prior to this position, from August 2001 to July 2006, served as Chief Executive Officer of PanAmSat, a publicly-listed satellite-based services business, which was acquired by Intelsat in 2006. Before PanAmSat, he was Chairman of GRC International Inc., a public company providing advanced information technology, internet and software technologies to government and commercial customers, which was sold to AT&T, was Co-Chairman of Baker & Taylor Holdings, Inc., an international book/video/software distribution and e-commerce company, owned by The Carlyle Group and was Executive Vice President, Vice Chairman, and Director of W. R. Grace & Company, Chairman of Grace Energy Company and President of Grace Environmental Company. Mr. Wright also serves on the Board of Directors/Advisors of Federal Signal, the Defense Business Board, the Defense Science Board task force on interoperability, Performance Measurement Advisory Council of the Office of Management and Budget (The White House), the Network Reliability and Interoperability Council of the Federal Communications Commission, the Media Security and Reliability Council of the Federal Communications Commission, the Council on

Foreign Relations, the Committee for the Responsible Federal Budget and the New York Economic Club.

•	Guillermo Amore, 69, has served as a member of our Board of Directors since February 2001. From August 2000 to February 2001, Mr. Amore served as the President and Chief Operating Officer of our wholly-owned subsidiary, Terremark Latin America, Inc., prior to which he served as Chairman and Chief Executive Officer of Spectrum Telecommunications Corporation until its acquisition. Mr. Amore has nearly 35 years of telecommunications experience, much of it focused on the developing markets of Latin America and the Caribbean. During his tenure at GTE Corporation, he built an extensive network of contacts in the region. These contacts served him well in business development and regulatory affairs during his stewardship of Grupo Isacell S.A. of Mexico and of Spectrum Telecommunications. Mr. Amore holds an MBA from Harvard University and a Bachelors degree in Science in Electrical Engineering from Pontificia Universidad Javeriana, Colombia.

•	Timothy Elwes, 72, has served as a member of our Board of Directors since April 2000. Mr. Elwes also served as a member of the Board of Directors of Timothy Elwes & Partners Ltd., a financial services company, between May 1978 and October 1994, the business of which was merged into Fidux Trust Co. Ltd. in December 1995. Since December 2000 he has served as a director of Timothy Elwes & Partners Ltd., a financial services company.

•	Antonio S. Fernandez, 68, was elected to our Board of Directors in September 2003. In 1970, Mr. Fernandez was a Systems Engineering Manager at Electronic Data Systems (EDS). In 1971, Mr. Fernandez joined duPont Glore Forgan as a Vice-President in Operations. In 1974, he joined Thomson McKinnon as Director of Operations and Treasurer. In 1979, he was Director of Operations and Treasurer at Oppenheimer & Co. Inc., where he also served as Chief Financial Officer from 1987 until 1994 and a member of the Board of Directors from 1991 until 1998. In 1991, Mr. Fernandez founded and headed the International Investment Banking Department at Oppenheimer & Co. and served in that capacity until 1999. Mr. Fernandez served on the Board of Banco Latinoamericano de Exportaciones from 1992 until 1999. He also served as Trustee of Mulhenberg College, PA from 1995 until 1998. Since June 2004, Mr. Fernandez has been a director of Spanish Broadcasting Systems, an operator of radio stations in the U.S. He graduated from Pace University, NY in 1968 with a Bachelors in Business Administration.

•	Arthur L. Money, 68, has served as a member of our Board of Directors since May 2003. Since September 2002, Mr. Money has been a member of the Board of Directors of SafeNet, a provider of Information Technology security solutions. From 1999 to 2001, Mr. Money was the Assistant Secretary of Defense (C3I) and Department of Defense CIO. Prior to this, Mr. Money served as the Assistant Secretary of the Air Force for Research, Development, and Acquisition, and was Vice President and Deputy General Manager of TRW. From 1989 to 1995, Mr. Money was President of ESL, Inc. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. He is currently President of ALM Consulting, specializing in command control and communications, intelligence, signal processing and information processing. Mr. Money received his Master of Science Degree in Mechanical Engineering from the University of Santa Clara and his Bachelor of Science Degree in Mechanical Engineering from San Jose State University.

•	Marvin S. Rosen, 66, has served as a member of our Board of Directors since April 2000. Mr. Rosen is a co-founder and Chairman of the Board of Directors of Fusion Telecommunications International and served as its Vice Chairman from December 1998 to April 2000 and has served as its Chief Executive Officer since April 2000. Mr. Rosen is also of counsel to Greenberg Traurig, P.A., our corporate counsel. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen has served on the Board of Directors of the Robert F. Kennedy Memorial since 1995 and Fusion Telecommunications International, Inc., since 1997, where he has also been Vice-Chairman since December 1998. Mr. Rosen received his Bachelor of Science degree in

Commerce from the University of Virginia, his LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

•	Miguel J. Rosenfeld, 58, has served as a member of our Board of Directors since April 2000. Since November 1991, he has served as a Senior Vice President of Delia Feallo Productions, Inc., where he has been responsible for the development of soap opera productions in Latin America. From January 1995 until May 1998, he was the Director of Affiliates and Cable for Latin America for Protele, a division of Televisa International LLC. From December 1984 until September 1998, he was a sales manager for Capitalvision International Corporation. Mr. Rosenfeld holds a Bachelor of Arts degree in Administration from the University of Buenos Aires, which he earned in 1975.

•	Rodolfo A. Ruiz, 59, has served as a member of our Board of Directors since July 2003. Since 2004, Mr. Ruiz has served as Executive Vice President — Spirits for Southern Wine and Spirits of America, Inc. From 1979 to 2003, Mr. Ruiz held a series of senior management positions within the Bacardi organization, inclusive of having served as President and Chief Executive Officer of Bacardi Global Brands, President and Chief Executive Officer of Bacardi Asia/Pacific Region, and several senior executive sales, marketing, financial and operations positions within Bacardi USA. Prior to joining Bacardi, from 1966 to 1979, Mr. Ruiz, in his capacity as a certified public accountant, served as a Senior Auditor, Senior Internal Auditor and Audit Manager with Price Waterhouse & Co. for a wide variety of public and private clients and projects in the United States and Mexico, as well as throughout Latin America, interspersed by a term, from 1973 to 1975, with International Basic Economy Corp, otherwise known as IBEC/Rockefeller Group. Mr. Ruiz holds a Bachelor of Business degree from the University of Puerto Rico.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

The following does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our business and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved to our stockholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations, acts as an advisor to our senior management and reviews our long-term strategic plans. Our board’s mission is to further the long-term interests of our stockholders. Members of our Board of Directors are kept informed of our business through discussions with our management, primarily at meetings of the Board of Directors and its committees, and through reports and analyses presented to them. Additionally, in the performance of their respective duties, the board and each of its three standing committees — audit, compensation and nominating and corporate governance — has the authority to retain, at our expense, outside counsel, consultants or other advisors.

Our Board of Directors held a total of nine meetings and took no actions by written consent during our fiscal year ended March 31, 2008. Each director except Messrs. Money and Rosen attended at least 75% of the total number of fiscal year 2008 meetings of our board and committees on which he served. We have no formal policy regarding attendance by our directors at our annual stockholder meetings, although we encourage this attendance, and most of our directors have historically attended these meetings. Our officers are elected annually by our Board of Directors and serve at the discretion of the board. Our directors hold office until the expiration of their respective terms or until their successors have been duly elected and qualified.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that is applicable to all employees and directors. Additionally, we maintain a Code of Ethics that is applicable to our Chief Executive Officer and Senior Financial Officers. These codes require continued observance of high ethical standards, including, but not limited to, honesty, integrity and compliance with the law. The Code of Ethics for our Chief Executive Officer and Senior Financial Officers is publicly available on our website at www.terremark.com under “Investor Relations”. Additionally, amendments to or waivers from our Code of Ethics are also available on our website at the foregoing address. Violations under either code of conduct must be reported to the Audit Committee. Each of the foregoing codes of conduct may be obtained in printed form and without charge by writing to the Vice President of Investor Relations at Terremark Worldwide, Inc., 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our directors, executive officers and persons who beneficially own more than 10 percent of our outstanding common stock (together, “Reporting Persons”) file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Under the rules and regulations promulgated by the SEC under the Exchange Act, the Reporting Persons are required to furnish to us copies of all Section 16(a) forms they file.

To management’s knowledge, based solely upon management’s review of the copies of those reports furnished to us by the Reporting Persons and representations by such persons that no other reports were required, during the fiscal year ended March 31, 2008, the Reporting Persons satisfied all of their respective Section 16(a) filing requirements.

Communications Between Stockholders and the Board

Stockholders or other interested parties wishing to communicate with our Board of Directors should submit any communications in writing to the Board of Directors at Terremark Worldwide, Inc., 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131. If a stockholder would like the letter to be forwarded directly to the Chairman of the Board or to one of the Chairmen of the board’s three standing committees, he or she should so indicate. If no specific direction is indicated, the Secretary will review the letter and forward it to the appropriate member of our Board of Directors.

BOARD OF DIRECTORS COMMITTEES

Our Board of Directors has a standing audit committee, compensation committee and nominating and corporate governance committee, and our audit committee has been established in accordance with section 3(a)(58)(A) of the Exchange Act.

Audit Committee

Our audit committee consists of Messrs. Fernandez, Rosenfeld and Ruiz. Each of Messr. Fernandez and Ruiz is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The members of the audit committee are, and will continue to be, “independent” under the listing standards of the NASDAQ Global Market. The Board of Directors has determined that Messrs. Fernandez and Ruiz satisfy the financial literacy and experience requirements of the NASDAQ and the rules of the SEC. The audit committee operates under a written charter, a copy of which is available on our website at www.terremark.com under “Investor Relations”. The charter is available in print to any stockholder who requests it in writing from our Vice President of Investor Relations at Terremark Worldwide, Inc., 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131. The audit committee represents the board in its relations with our independent auditors and oversees the financial reporting and disclosures prepared by our management. The audit committee’s functions include meeting with our management and our independent auditors, reviewing and discussing our audited and unaudited financial statements with our management, the engagement and termination of our independent auditors, reviewing with such auditors the plan and results of their audit of our financial statements, determining the independence of such auditors and discussing with management and the independent auditors the quality and adequacy of our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. During fiscal year 2008, the audit committee held six meetings and took no action by written consent. For more information regarding the functions of the Audit Committee and its activities during fiscal year 2008, see the “Report of the Audit Committee” below.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three members, each of whom is “independent” as that term is defined under the applicable listing standards of the NASDAQ Global Market, the Sarbanes-Oxley Act of 2002 and applicable Commission rules.

The Sarbanes-Oxley Act of 2002 and the committee’s charter require that all services provided to us by our independent auditors be subject to pre-approval by the audit committee. The Audit Committee has established policies and procedures contemplated by these rules.

Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to (i) perform an independent audit of our financial statements and internal controls over financial reporting and (ii) express an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal controls over financial reporting. We have the responsibility to monitor and oversee these processes.

In fulfilling our oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for fiscal 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles employed, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed the consolidated financial statements for fiscal 2008 with our independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent auditors all of the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors their independence from our management and from us, including matters in the written disclosures provided by the independent auditors to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as adopted by the Public Accounting Oversight Board in Rule 3600T. As part of this review, the Audit Committee considered whether the non-audit services provided to us by the independent auditors during fiscal 2008 were compatible with maintaining their independence. Upon its review, the Audit Committee has satisfied itself as to the independence of our independent auditors.

Without management present, the Audit Committee met separately with the independent accountants to review the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the company’s accounting and financial reporting. In addition, the Audit Committee reviewed initiatives and programs aimed at strengthening the effectiveness of our internal control structure. As part of this process, the audit committee continued to monitor the scope and adequacy of the company’s internal procedures and controls.

In reliance on the reviews and discussions with management and the independent accountants referred to above, and subject to the limitations on its role and responsibilities described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for fiscal 2008 filed with the Commission and in the fiscal 2008 annual report to our stockholders.

Members of the Audit Committee

Antonio S. Fernandez (Chairperson)
Rodolfo A. Ruiz
Miguel J. Rosenfeld

Compensation Committee

Our Compensation Committee consists of Messrs. Rosenfeld, Fernandez and Ruiz. The Compensation Committee is responsible for approving compensation and bonuses for our Chief Executive Officer, reviewing compensation and bonuses for our other executive officers, and for administering our Amended and Restated 1996 Stock Option Plan, our 2000 Stock Option Plan, our 2000 Directors Stock Option Plan and our 2005 Executive Incentive Compensation Plan, as amended (the “2005 Plan”).

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.terremark.com under “Investor Relations”. The charter is available in print to any stockholder who requests it in writing from our Vice President of Investor Relations at Terremark Worldwide, Inc., 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131. During fiscal year 2008, the Compensation Committee held three meetings and took one action by written consent. For more information regarding the functions of the Compensation Committee and its activities during fiscal year 2008, see the “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

During the year ended March 31, 2008, until April 2007, our Compensation Committee consisted of Messrs. Fernandez, Rosen, Rosenfeld and Ruiz.

In April 2007, Mr. Rosen resigned as a member of our Compensation Committee due to Mr. Rosen’s current position as chairman of the board of Fusion Telecommunications (“Fusion”), a NASDAQ traded company, on whose board Manuel D. Medina, our chairman and chief executive officer, formerly served as a member of Fusion’s compensation committee and whose chief executive officer is Mr. Rosen’s son. Mr. Rosen is still a member of our Board.

Except as otherwise disclosed above, no member of the Compensation Committee during fiscal year 2008 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship that would be considered a Compensation Committee interlock and would require disclosure in this Proxy Statement on Schedule 14A.

Nominating and Corporate Governance Committee

On October 19, 2007, the Company’s Board of Directors formed a Nominating and Corporate Governance Committee consisting of Joseph R. Wright Jr., Miguel J. Rosenfeld and Antonio S. Fernandez. Mr. Wright was appointed as the chair of such committee. As such, any of our stockholders wishing to recommend one or more nominees for election to the Board of Directors should be addressed to Mr. Wright at the Company’s address of business. Each of our committee members meets the definition of “independent” under the listing standards of the NASDAQ. Prior to October 19, 2007, the Company’s Board of Directors did not have a standing nominating committee. Our independent directors acted as a nominating committee for the annual selection of our nominees for election as directors.

The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at www.terremark.com under “Investor Relations”. The charter is available in print to any stockholder who requests it in writing from our Vice President of Investor Relations at Terremark Worldwide, Inc., 2 South Biscayne Blvd., Suite 2900, Miami, Florida 33131. During fiscal year 2008, the nominating and corporate governance committee held two meetings and took no action by written consent.

In evaluating candidates for nomination to the Board of Directors, the committee members are to take into account the applicable requirements for directors under the NASDAQ rules. The committee members may take into consideration such other factors and criteria as they deem appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience. The committee members may (but are not required to) consider candidates suggested by management or other members of the Board of Directors.

Generally, the committee members will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The independent directors will also evaluate whether the candidates’ skills and experience are complementary to the existing Board of Directors members’ skills and experience as well as the Board of Directors’ need for operational, management, financial, international, technological or other expertise. Nominations for director may be made by our stockholders, provided such nominations comply with certain timing and information requirements set forth in our bylaws.

A majority of the members of our Board of Directors are independent from management. When making determinations regarding independence, the Board of Directors references the listing standards adopted by NASDAQ. In particular, our Nominating and Corporate Governance Committee periodically evaluates and reports to the board on the independence of each member of the board. The committee analyzes whether a director is independent by evaluating, among other factors, the following:

1. whether the director has any material relationship with us, either directly, or as a partner, stockholder or officer of an organization with which we have a relationship;

2. whether the director is our current employee or was one of our employees within three years preceding the date of determination;

3. whether the director is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of ours or any affiliate of such auditor or (ii) any former internal or external auditor of ours or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

4. whether the director is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director as an executive officer;

5. whether the director receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any committee thereof, including reimbursement for reasonable expenses incurred in connection with such service, and for reasonable educational expenses associated with Board of Directors or committee membership matters;

6. whether an immediate family member of the director is one of our current executive officers or was an executive officer within three years preceding the date of determination;

7. whether an immediate family member of the director is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates, or (ii) any of our former internal or external auditors or any affiliate of ours which performed services for us within three years preceding the date of determination; and

8. whether an immediate family member of the director is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the compensation committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

The above list is not exhaustive and the Nominating and Corporate Governance Committee considers all other factors which could assist it in its determination that a director has no material relationship with us that could compromise that director’s independence.

As a result of this review, the Nominating and Corporate Governance Committee of the Board of Directors has affirmatively determined that Messrs. Elwes, Fernandez, Wright, Rosenfeld and Ruiz are independent of Terremark and our management under the standards set forth above. Mr. Money is considered an inside director because of his employment with us. Mr. Amore is considered a non-independent outside director because of certain consulting arrangements with us. Mr. Wright is considered an independent outside director notwithstanding certain consulting arrangements between us and him because payments under such consulting arrangements do not exceed $100,000. Additional information regarding these consulting arrangements and transactions between Messrs. Money, Wright and Amore and us can be found under “Certain Relationship and Related Transactions” below. Mr. Rosen is not considered independent because of the relationships set forth above under “Compensation Committee Interlocks and Insider Participation.”

Members of the Nominating and Corporate Governance Committee

Joseph R. Wright Jr.
(Chairperson)
Miguel J. Rosenfeld
Antonio S. Fernandez

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”). As more fully described below, the Compensation Committee of our Board of Directors (the “Committee”) makes all decisions for the total direct compensation — that is, the base salary, incentive compensation awards and equity incentive awards — of our executive officers, including the Named Executive Officers.

The day-to-day design and administration of savings, health, welfare and paid time-off plans and policies applicable to salaried U.S.-based employees in general are handled by our Human Resources, Finance and Legal Department employees. The Committee (or Board) remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies with regards to our Named Executive Officers.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, each executive’s total compensation package, and internal pay equity. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary, incentive compensation and equity. When referring to our executive compensation program, we are referring to the compensation program for our Named Executive Officers named in the Summary Compensation Table.

All of the compensation and benefits for our Named Executive Officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Beyond that, different elements are designed to engender different behaviors. The actual incentive amounts awarded to each Name Executive Officer are ultimately subject to the annual review of the Committee.

•	Base salary and benefits are designed to attract and retain employees over time.

•	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

•	Equity incentive awards, such as stock options and nonvested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

•	Severance and change in control plans are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The separation benefits described below provide benefits to ease an employee’s transition due to an unexpected employment termination by us due to on-going changes in our employment needs. The change in control separation benefits described below encourages our employees to remain focused on our business in the event of rumored or actual fundamental corporate changes.

Benchmarking

When making compensation decisions, the Committee compares each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group of companies that are publicly-traded and privately-held for such comparison purposes. The Committee believes that although such peer group benchmarks should be a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation as each executive officer’s compensation relative to the benchmark varies based on scope of responsibility and time in the position.

Our peer group was comprised of the following companies:

Equinix, Inc. Global Switch Level 3 Communications, Inc. Qwest Communications International, Inc.	Interxion Rackspace US, Inc. SunGard Data Systems, Inc. Switch & Data Facilities Company, Inc.

New Employment Agreements

During 2007 and 2008, based upon the findings of the above-described report and the fact that nearly all of our Named Executive Officers were employed under the terms of employment agreements negotiated over five years ago when our financial condition and results of operations were significantly different, the Committee undertook to negotiate new employment agreements with each of the Named Executive Officers to ensure each was being compensated in accordance with market norms and in a manner that reflected Terremark’s current financial condition. The Committee first negotiated and executed a new employment agreement with Manuel D. Medina, our Chairman and Chief Executive Officer on February 7, 2008, effective January 1, 2008, based upon consultation with an employee compensation consulting firm. The terms of this agreement were then used as a base upon which the Committee could negotiate similar employment agreements with each of the other Named Executive Officers, with such adjustments as the Committee felt were appropriate based upon the Named Executive Officer’s title, responsibilities and duties. We discuss the employment agreements with the other Named Executive Officers below notwithstanding the fact that they were executed after the end of Terremark’s fiscal year. In determining the base salary and incentive compensation, the Compensation Committee generally used a level equal to the second quartile as compared to the Peer Companies.

The Elements of Terremark’s Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The Committee reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. All of our Named Executive Officers have current employment agreements with us that state their initial base salaries and generally renew on an annual basis. Additional factors reviewed by the Committee in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. During fiscal year 2008, all executive officer base salary decisions were approved by the Committee.

The Committee determines base salaries for the Named Executive Officers at the beginning of each fiscal year, when deemed necessary. The Committee proposes new base salary amounts based on:

•	evaluation of individual performance and expected future contributions;

•	a review of survey data to ensure competitive compensation against the external market generally defined as the Peer Companies, where generally base salaries were in the second quartile as compared to the Peer Companies; and

•	a comparison of the base salaries of the executive officers who report directly to the Chief Executive Officer to ensure internal equity.

Base salary is the only element of compensation that is used in determining the amount of contributions permitted under our 401(k) Plan.

Incentive Compensation Awards

Amounts shown as Non-Equity Incentive Plan Compensation in the Summary Compensation Table are driven by the following performance goals:

•	Revenues and

•	Earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA, as adjusted”)

We believe that evaluating our ongoing operating results may be difficult if limited to reviewing only generally accepted accounting principles (“GAAP”) financial measures. Accordingly, we use non-GAAP financial measures, such as EBITDA, as adjusted. By using these non-GAAP financial measures, we exclude certain items that we believe are not good indicators of our current or future operating performance. These items are depreciation, amortization, integration expenses, litigation settlement and share-based payments, including share-settled liabilities.

On October 19, 2007, the Committee approved certain performance goals and target bonus amounts for our Named Executive Officers, excluding Jamie Dos Santos whose incentive compensation of $165,163 for the fiscal year was based on certain commission arrangements she has with the Company. The incentive compensation awards are payable in cash or stock at the sole discretion of the Committee. Under the terms of this incentive compensation program, we have assigned the same annual performance target to each Named Executive Officer. We have determined each executive officer’s actual annual bonus based upon our performance as compared to the benchmark goals (the “Performance Targets”) that were approved by the Committee with appropriate proration of such bonus occurring to the extent the Company’s performance falls between the Performance Target levels indicated in the below chart. The revenue and EBITDA, as adjusted performance measures each represent one-half of the total incentive compensation award. For fiscal year 2008 these Performance Targets were as follows:

	Actual Results vs. Applicable Performance Target*
				100% plus
				Percentage Above
		50% to	75% to	100% with a Maximum
Performance Measure	0% (No Bonus)	75%	100%	of 25%

Revenues	Less than $175.0	$175.0	$185.0	Greater than $190.0
EBITDA, as adjusted	Less than $36.0	$36.0	$38.0	Greater than $43.0

*	Amount in millions

Such bonuses may be paid in cash or nonvested stock or share equivalents of our common stock, par value $.001, at the discretion of the Committee. The following table presents information regarding the target bonus and the actual bonus payout amounts for fiscal year 2008 for our Named Executive Officers:

				Target Goals Based
	Annual Base			on Actual Results (%)		Target Adjusted
	Salary	Target	Target		EBITDA, As	for Actual
Named Executive Officer	($)	(%)	($)	Revenues	Adjusted	Results ($)

Manuel D. Medina	425,000	100%	425,000	40.4%	43.5%	356,664
Jose A. Segrera	240,000	40%	96,000	16.2%	17.4%	80,564
Jamie Dos Santos	250,000	—	—	—	—	—
Marvin Sheeler	240,000	40%	96,000	16.2%	17.4%	80,564
Adam T. Smith	225,000	40%	90,000	16.2%	17.4%	75,528

As shown on the schedule above, the Committee determined that we achieved the range of 75% to 100% for both of our performance measures. On May 16, 2008, the Committee determined that the earned incentive compensation awards will be paid in shares of our common stock. The Committee believes that the incentive awards to be paid to executive officers for fiscal year 2008, in aggregate, are consistent with the level of accomplishment and appropriately reflected our performance.

Equity Incentive Awards

We believe that the grant of significant annual equity awards further links the interests of senior management and our stockholders. Therefore, we believe that the grant of stock options and the awarding of nonvested stock are important components of annual compensation. Our executive officers, including each of the Named Executive Officers, are eligible to receive awards under the 2005 Plan. The Committee considers several factors in determining whether awards are granted to an executive officer under the 2005 Plan. In addition to the factors referenced above regarding an executive officer’s overall compensation, factors include the executive’s position, his or her performance and responsibilities, the amount of options or other awards, if any, currently held by the officer, and their vesting schedule.

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on grant date. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. Stock options granted are generally exercisable in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date.

Because a financial gain from stock options is only possible after the price of our common stock has increased, we believe grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all of our stockholders.

For the Named Executive Officers, nonvested stock gives them the opportunity to receive a specified number of shares of common stock, at no cost to the executive officer, until the award vests as long as he or she remains employed with the Company.

Nonvested stock awards can therefore deliver greater share for share compensation value at grant than stock options. The issuance of fewer shares provides for less dilution for our stockholders. Unlike a stock option, whether or not an unvested stock grant has compensation value does not depend solely on future stock price increases. The Compensation Committee believes that unvested stock awards provides a more balanced portfolio of equity and at the same motivates and retains key talent as our stock fluctuates in value.

No Backdating or Spring Loading.  Our policy is not to backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our options are granted at fair market value on a fixed date or event (such as an employee’s hire date) with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Committee. Our general practice is to grant options only on the annual grant date and on an employee’s hire date, although there are occasions when grants have been made on other dates. We are working to eliminate “off cycle” grants to the extent possible.

Stock Ownership Guidelines

We grant share-based incentives in order to align the interests of our employees with those of our stockholders. Terremark-issued options are not transferable during the executive’s life, other than certain gifts to family members (or trusts, partnerships, etc. that benefit family members).

Benefits

As salaried, U.S.-based employees, the Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and vacation benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Savings plans help employees, especially long-service employees, save and prepare financially for retirement.

Our qualified 401(k) Plan allows highly compensated employees to contribute up to 15 percent of their base salary, up to the limits imposed by the Internal Revenue Code — $230,000 for 2008 — on a pre- or after-tax basis. Our 401(k) plan provides for discretionary matching of employee contributions. During the year ended March 31, 2008, we provided a 50 percent match on the first 6 percent of employee contributions, which vests over two years. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time, plus an employer stock fund. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans — and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or a disability — are permitted.

Perquisites

We did not provide our Named Executive Officers with any perquisites that conferred a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for our convenience, unless it is generally available on a non-discriminatory basis to all employees. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties.

Separation and Change in Control Arrangements

The Named Executive Officers, in accordance with the terms of their respective employment agreements, are eligible for the benefits and payments if their employment terminates in a separation or if there is a change in control, as described under Potential Payments on Termination or Change in Control beginning on page 24. We define separation as a termination of employment either by the employee or by us without cause or, in the case Manuel Medina, our Chief Executive Officer, within the context of a change in control, termination of employment by us without cause or by Mr. Medina for any reason. The different treatment in Mr. Medina’s case is a result of his unique status as the founder and sole Chief Executive Officer, President and Chairman in Terremark’s history and the likelihood that Mr. Medina would not receive a comparable role in any company resulting from a Change in Control transaction.

Separation Benefits

Individual employment agreements provide severance payments and other benefits in an amount we believe is appropriate, taking into account the time it is expected to take a separated employee to find another job. The payments and other benefits are provided because we consider a separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. We benefit by requiring a general release from separated employees. In addition, we may request non-compete and non-solicitation provisions in connection with individual separation agreements.

We consider it likely that it will take more time for higher-level employees to find new employment, and therefore executive officers generally are paid severance for a longer period. Additional payments may be permitted in some circumstances as a result of negotiations with executive officers, especially where we desire particular nondisparagement, cooperation with litigation, noncompetition and nonsolicitation terms which have the potential to significantly hinder the executive’s ability to procure alternative employment. See Individual Agreements under the Potential Payments on Termination or Change in Control beginning on page 24 for additional information.

Change in Control.

Individual employment agreements provide for compensation and benefits if there is a change in control. These agreements recognize the importance to us and our stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. A properly designed change in control agreement protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through:

•	Incentives to remain with us despite uncertainties while a transaction is under consideration or pending;

•	Assurance of severance and benefits for terminated employees; and

•	Access to equity components of total compensation after a change in control.

Our stock options and nonvested stock generally vest upon a change in control (as fully described under Change in Control beginning on page 27). The remainder of benefits generally requires a change in control, followed by a termination of an executive’s employment. In adopting the so-called “single” trigger treatment for equity vehicles, we were guided by three principles:

•	Be consistent with current market practice among peers.

•	Keep employees relatively whole for a reasonable period but avoid creating a “windfall.”

•	Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity grants.

•	Single trigger vesting provides employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal.

•	The Company that made the original equity grant will no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company’s future success.

•	Single trigger vesting on performance-contingent equity, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

•	Support the compelling business need to retain key employees during uncertain times.

•	A single trigger on equity vesting can be a powerful retention device during change in control discussions, especially for more senior executive officers where equity represents a significant portion of their total pay package.

•	A double trigger on equity provides no certainty of what will happen when the transaction closes.

Compensation Committee Report

The Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with Terremark management. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the CD&A be included in our Annual Report on Form 10-K (Amendment No. 1) for the fiscal year ended March 31, 2008, which was filed with the Commission on July 29, 2008 and in this proxy statement.

Members of the Compensation Committee

Miguel J. Rosenfeld
(Chairperson)
Antonio S. Fernandez
Rodolfo A. Ruiz

The following table summarizes the compensation of the Named Executive Officers for the fiscal years ending March 31, 2008 and March 31, 2007. The Named Executive Officers are Terremark’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Summary Compensation Table
for Fiscal Years Ending March 31, 2008 and March 31, 2007

								Change
								in Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary		Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)

Manuel D. Medina	2008	416,354		—	90,915	242,539	356,664	—	14,957	1,121,429
Chairman and Chief	2007	350,000		—	69,406	82,867	103,637	—	16,206	622,116
Executive Officer
Jose A. Segrera	2008	235,385		—	45,423	121,270	80,564	—	19,216	501,858
Executive Vice President	2007	200,000		—	34,703	41,434	31,585	—	16,824	324,546
and Chief Financial Officer
Jamie Dos Santos	2008	415,163	(5)	—	—	—	—	—	28,916	444,079
President, Terremark	2007	448,449	(6)	—	—	—	—	—	25,811	474,260
Federal Group
Marvin Wheeler	2008	235,385		—	69,625	121,270	80,564	—	26,507	533,351
Chief Operations Officer	2007	200,000		—	23,789	41,434	31,585	—	26,810	323,618
Adam T. Smith	2008	220,385		—	18,567	80,846	75,529	—	26,508	421,835
Chief Legal Officer	2007	185,000		—	6,344	27,622	29,216	—	23,921	272,103

(1)	Represents the compensation costs of nonvested stock for financial reporting purposes for the year under FAS 123(R), rather than an amount paid to or realized by the Named Executive Officer. See Note 17. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended March 31, 2008 (the “2008 10-K”) for the assumptions made in determining FAS 123(R) values for the year ended March 31, 2008. See Note 16. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended March 31, 2007 (the “2007 10-K”) for the assumptions made in determining FAS 123(R) values for the year ended March 31, 2007. The FAS 123(R) value as of the grant date for nonvested stock is recognized ratably over the applicable vesting period. There can be no assurance that the FAS 123(R) amounts will ever be realized.

(2)	Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123(R), rather than an amount paid to or realized by the Named Executive Officer. See Note 17. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the 2008 10-K for the assumptions made in determining FAS 123(R) values for the year ended March 31, 2008. See Note 16. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the

2007 10-K for the assumptions made in determining FAS 123(R) values for the year ended March 31, 2007. The FAS 123(R) value as of the grant date for options is recognized ratably over the applicable vesting period. There can be no assurance that the FAS 123(R) amounts will ever be realized.

(3)	These amounts relate to the compensation cost of the incentive compensation awards earned but not paid during the years ended March 31, 2008 and March 31, 2007. The awards are payable in cash or nonvested stock at the discretion of the Committee. On May 16, 2008, the Committee determined that the earned incentive compensation awards will be paid in shares of our common stock.

(4)	See All Other Compensation chart below for amounts, which include insurance and Company match on employee contributions to our 401(k) plan.

(5)	Amount for Ms. Dos Santos includes sales commissions of $165,163.

(6)	Amount for Ms. Dos Santos includes sales commissions of $198,449.

All Other Compensation for Fiscal Year Ending March 31, 2008 and March 31, 2007

			401(K) Plan
			Company
Named Executive Officer	Year	Insurance(1)($)	Match ($)	TOTAL ($)

Manuel D. Medina	2008	7,207	7,750	14,957
	2007	8,706	7,500	16,206
Jose A. Segrera	2008	19,216	—	19,216
	2007	16,824	—	16,824
Jamie Dos Santos	2008	21,166	7,750	28,916
	2007	18,311	7,500	25,811
Marvin Wheeler	2008	22,045	4,462	26,507
	2007	22,810	4,000	26,810
Adam T. Smith	2008	18,758	7,750	26,508
	2007	16,421	7,500	23,921

(1)	Insurance amounts include payments for medical, dental, vision, life and long-term disability.

The following table provides information on the nonvested stock granted in fiscal year 2008 to each of our Named Executive Officers. There can be no assurance that the grant date fair value of nonvested stock and option awards will ever be realized. The amount of these awards that was earned and expensed in fiscal year 2008 is shown in the Summary Compensation Table on page 21.

Grants of Plan-Based Awards
for Fiscal Year End
March 31, 2008

Estimated
					Future	All Other	All Other
					Payouts	Stock	Option			Grant
					Under	Awards:	Awards:			Date
					Equity	Number of	Number of	Exercise	Closing	Fair
					Incentive	Shares of	Securities	or Base	Price on	Value of
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Plan	Stock or	Underlying	Price of	Grant	Stock and
	Grant	Threshold	Target	Maximum	Target	Units	Options	Awards	Date	Awards
Name(a)	Date(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	($)(i)	($)(j)	($)(k)

Manuel D. Medina	—	340,000	425,000	510,000	—	—	—	—	—	—
Jose A. Segrera	—	72,000	96,000	120,000	—	—	—	—	—	—
Jamie Dos Santos	—	—	—	—	—	—	—	—	—	—
Marvin Wheeler	—	72,000	96,000	120,000	—	—	—	—	—	—
Adam T. Smith	—	67,500	90,000	112,500	—	—	—	—	—	—

(1)	These amounts relate to the incentive compensation awards for fiscal year 2008. The awards are earned by the Company reaching certain performance targets which are based on revenues and EBITDA, as adjusted. The awards are payable in cash or nonvested stock at the discretion of the Committee. On May 16, 2008, the Committee determined that the earned incentive compensation awards will be paid in stock.

The following table shows the number of shares covered by exercisable and unexercisable options and nonvested stock held by our Named Executive Officers on March 31, 2008.

Outstanding Equity Awards
at Fiscal Year End
March 31, 2008

	Option Awards					Stock Awards
								Equity
								Incentive	Equity
								Plan Awards:	Incentive Plan
			Equity					Number	Awards:
			Incentive Plan					of Unearned	Market or
	Number of		Awards:					Shares,	Payout of
	Securities	Number of	Number			Number of	Market Value	Units or Other	Unearned
	Underlying	Securities	of Securities			Shares or	of Shares or	Rights	Shares, Units
	Unexercised	Underlying	Underlying	Option		Units That	Units of Stock	That	or Other
	Options	Options (#)	Unexercised	Exercise	Option	Have Not	That Have Not	Have	Rights That
	(#) Exercisable	Unexercisable	Unearned	Price	Expiration	Vested	Vested($)(h)	Not Vested	Have Not
Name(a)	(b)(1)	(c)(2)	Options(#)(d)	($)(e)(3)	Date(f)	(#)(g)(4)	(5)	(#)(i)	Vested ($)(j)

Manuel D. Medina	10,000	—	—	31.88	9/21/2010	—	—	—	—
	10,000	—	—	6.70	10/18/2011	—	—	—	—
	11,500	—	—	6.00	10/18/2014	—	—	—	—
	10,000	—	—	6.30	1/21/2015	—	—	—	—
	50,000	100,000	—	5.57	11/27/2016	—	—	—	—
	—	—	—	—	—	50,000	274,000	—	—
	—	—	—	—	—	—	—	—	—
Jose A. Segrera	10,000	—	—	33.13	8/31/2010	—	—	—	—
	5,000	—	—	15.00	1/15/2011	—	—	—	—
	20,000	—	—	6.70	10/18/2011	—	—	—	—
	10,000	—	—	5.10	4/1/2012	—	—	—	—
	10,000	—	—	3.30	3/31/2013	—	—	—	—
	10,000	—	—	6.50	7/9/2014	—	—	—	—
	10,000	—	—	6.74	7/14/2015	—	—	—	—
	25,000	50,000	—	5.57	11/27/2016	—	—	—	—
	—	—	—	—	—	25,000	137,000	—	—
	—	—	—	—	—	—	—	—	—
Jamie Dos Santos	15,000	—	—	15.00	3/7/2011	—	—	—	—
	20,000	—	—	6.70	10/18/2011	—	—	—	—
	27,500	—	—	5.10	4/1/2012	—	—	—	—
	20,000	—	—	3.30	4/1/2013	—	—	—	—
	10,000	—	—	6.50	7/9/2014	—	—	—	—
	10,000	—	—	6.74	7/14/2015	—	—	—	—
Marvin Wheeler	5,000		—	14.00	3/13/2011	—	—	—	—
	500	—	—	7.80	8/17/2011	—	—	—	—
	10,000	—	—	6.70	10/18/2011	—	—	—	—
	10,000	—	—	5.10	4/1/2012	—	—	—	—
	20,000	—	—	3.30	3/31/2013	—	—	—	—
	10,000	—	—	6.50	7/9/2014	—	—	—	—
	10,000	—	—	6.74	7/14/2015	—	—	—	—
	25,000	50,000	—	5.57	11/27/2016	—	—	—	—
	—	—	—	—	—	25,000	137,000	—	—
	—	—	—	—	—	—	—	—	—
Adam T. Smith	5,000	—	—	7.80	2/2/2014	—	—	—	—
	3,000	—	—	6.74	7/14/2015	—	—	—	—
	16,665	33,335	—	5.57	11/27/2016	—	—	—	—
	—	—	—	—	—	6,667	36,535	—	—
	—	—	—	—	—	—	—	—	—

(1)	Options granted generally vest over three years and become exercisable on the first, second and third anniversary of their grant and expire on the date shown in column (f), which is the day of the tenth anniversary of their grant.

(2)	Options granted on November 27, 2006 expire on the date shown in column (f), which is the tenth anniversary of their grant with the remaining options vest in equal installments on November 27, 2008 and November 27, 2009.

(3)	Option exercise prices are based on the closing price of our common stock on the applicable grant date.

(4)	These nonvested stock grants vest in equal installments on November 27, 2008 and November 27, 2009.

(5)	The market value of these nonvested stock grants is calculated using the closing price of our common stock on March 31, 2008, which was $5.48.

Option Exercises and Stock Vested in Fiscal Year Ending March 31, 2008

The table below presents information regarding the number and realized value of stock options exercised and stock awards that vested during fiscal year March 31, 2008 for each of our Named Executive Officers.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized on	Shares	Realized on
	Acquired on	Exercise	Acquired on	Vesting
Name(a)	Exercise(b)	($)(c)	Vesting(b)	($)(c)(1)

Manuel D. Medina	—	—	25,000	141,250
Jose A. Segrera	—	—	12,500	70,625
Jamie Dos Santos	—	—	—	—
Marvin Wheeler	—	—	12,500	70,625
Adam T. Smith	—	—	3,333	18,831

(1)	The value realized on the vesting of stock awards is based on the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to Named Executive Officers upon separation as defined below, pursuant to individual agreements, or in connection with a change in control.

Separation

We provide separation pay and benefits to our Named Executive Officers via individual employment agreements. To be eligible for all of the benefits described below, a general release of claims in the form determined by us is required, as well as nondisparagement, cooperation with litigation and, in some cases, noncompetition and nonsolicitation agreements as determined by us in connection with, and at the time of, the separation. These individual agreements may affect the amount paid or benefits provided following termination of their employment under certain conditions as described below.

Manuel D. Medina:  Mr. Medina, our Chairman, Chief Executive Officer and President, entered into a three-year employment agreement, effective as of January 1, 2008, that automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Medina will receive an initial annual base salary of $425,000, subject to increase. Additionally, upon satisfying certain metrics set forth by the Compensation Committee, Mr. Medina will be entitled to receive an annual bonus ranging from 80% to 120% of his base salary. Pursuant to the terms of his agreement, Mr. Medina is prohibited from competing with the Company during the one year period immediately following the termination of his employment, unless we terminate Mr. Medina’s employment without cause or he terminates his employment for “good reason” as specified in the employment agreement. If the Company terminates Mr. Medina’s employment without cause, or if Mr. Medina terminates his employment for good reason, then he is entitled to receive an amount equal to three times the sum of (A) his annual base salary as in effect immediately prior to the termination date and (B) his target bonus for the bonus period in which termination occurs. Additionally, Mr. Medina would be entitled to payment of all benefits accrued through the date of termination, his termination year bonus, vesting of all unvested equity awards and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Jose A. Segrera:  Mr. Segrera entered into a one year employment agreement, commencing September 25, 2001, employing him as our Chief Financial Officer. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In June 2001, Mr. Segrera’s title was changed to Executive Vice President and Chief Financial Officer. The agreement provides for an initial annual base salary of $150,000, which has been increased to $240,000, and is subject to further increases. Pursuant to the terms of his agreement, Mr. Segrera is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. If Mr. Segrera’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary through the date his employment would have ended under the terms of his agreement, but in no event for more than six months.

Mr. Segrera’s employment agreement was superseded by a new three-year employment agreement recognizing his current title as our Executive Vice President and Chief Financial Officer. This new employment agreement was effective June 13, 2008 and automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the new employment agreement, Mr. Segrera will receive an initial annual base salary of $275,000, subject to increase. Additionally, upon satisfying certain metrics set forth by the Committee, Mr. Segrera will be entitled to receive an annual bonus ranging from 30% to 50% of his base salary. Pursuant to the terms of the agreement, Mr. Segrera is prohibited from competing with us during the one year period immediately following the termination of his employment, unless we terminate such employment without cause or Mr. Segrera terminates his employment for “good reason”. If we terminate Mr. Segrera’s employment without cause or he terminates his employment for good reason, then he is entitled to receive an amount equal to two times the sum of his annual base salary as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs. Additionally, he would be entitled to payment of all benefits accrued through the date of termination, the termination year bonus and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Jamie Dos Santos:  Ms. Dos Santos entered into a one year employment agreement, commencing November 1, 2002, employing her as our Senior Vice President of Global Initiatives. The agreement automatically renews for successive one year terms until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $250,000 and is subject to increases. Pursuant to the terms of her agreement, Ms. Dos Santos is prohibited from competing with us for a one year period following termination of her employment, unless this termination is by us without cause or by her for “good reason” as specified in the employment agreement. In April 2003, Ms. Dos Santos became our Chief Marketing Officer. Since July 2005, Ms. Dos Santos has served as our Chief Executive Officer of Terremark Federal Group. If Ms. Dos Santos’ employment were to be terminated by us without cause, without a change in control or by her for “good reason”, she is entitled to receive her annual base salary for a period of six months from the date of termination.

Ms. Dos Santos’ employment agreement was superseded by a new three-year employment agreement recognizing her current title as Chief Executive Officer of our Terremark Federal Group subsidiary. This new employment agreement commenced on July 18, 2008 and automatically renews for successive one-year terms unless either party delivers written notice of its intention not to renew. Under the new employment agreement, Ms. Dos Santos will receive an initial annual base salary of $250,000, subject to increase, and certain payments made pursuant to sales commission arrangements she has in effect with the Company. Pursuant to the agreement, Ms. Dos Santos is prohibited from competing with us during the one-year period immediately following the termination of her employment, unless we terminate such employment without cause or Ms. Dos Santos terminates her employment for “good reason”. If we terminate Ms. Dos Santos’ employment without cause, or if Ms. Dos Santos terminates her employment for good reason, then she is entitled to receive an amount equal to two times 140% of her annual base salary as in effect immediately prior to the termination date. Additionally, she would be entitled to payment of all benefits accrued through the date of termination and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Marvin Wheeler:  Mr. Wheeler entered into an employment agreement, commencing November 1, 2002, employing him as our Senior Vice President of Operations. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual initial base salary of $175,000, which has been increased to $240,000, and is subject to further increases. Pursuant to the terms of his agreement, Mr. Wheeler is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. In November 2003, Mr. Wheeler became our Chief Operations Officer. If Mr. Wheeler’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary for a period of six months from the date of termination.

Mr. Wheeler’s employment agreement was superseded by a new three-year employment agreement recognizing his current title as Chief Operations Officer. This new employment agreement was effective June 13, 2008 and automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Wheeler will receive an initial annual base salary of $275,000, subject to increase. Additionally, upon satisfying certain metrics set forth by the Committee, Mr. Wheeler will be entitled to receive an annual bonus ranging from 30% to 50% of his base salary. Pursuant to the terms of the agreement, Mr. Wheeler is prohibited from competing with us during the one year period immediately following the termination of his employment, unless we terminate such employment without cause or Mr. Wheeler terminates his employment for “good reason”. If we terminate Mr. Wheeler’s employment without cause or he terminates his employment for good reason, then he is entitled to receive an amount equal to two times the sum of his annual base salary as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs. Additionally, he would be entitled to payment of all benefits accrued through the date of termination, the termination year bonus and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Adam T. Smith:  Mr. Smith entered into an employment agreement, commencing October 20, 2006, employing him as our Chief Legal Officer. Mr. Smith previously served as our Deputy General Counsel. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $185,000, which has been increased to $225,000 and is subject to further increases. Pursuant to the terms of his agreement, Mr. Smith is prohibited from competing with us for a one year period following termination of his employment, unless this termination is by us without cause or by him for “good reason” as specified in the employment agreement. If Mr. Smith’s employment were to be terminated by us without cause, without a change in control or by him for “good reason”, he is entitled to receive his annual base salary for a period of six months from the date of termination.

Mr. Smith’s employment agreement was superseded by a new three-year employment agreement continuing his title as our Chief Legal Officer. This new employment agreement was effective June 13, 2008 and automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Smith will receive an initial annual base salary of $250,000, subject to increase. Additionally, upon satisfying certain metrics set forth by the Committee, Mr. Smith will be entitled to receive an annual bonus ranging from 30% to 50% of his base salary. Pursuant to the terms of the agreement, Mr. Smith is prohibited from competing with us during the one year period immediately following the termination of his employment, unless we terminate such employment without cause or Mr. Smith terminates his employment for “good reason”. If we terminate Mr. Smith’s employment without cause or Mr. Smith terminates his employment for good reason, then he is entitled to receive an amount equal to two times the sum of his annual base salary as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs. Additionally, he would be entitled to payment of all benefits accrued through the date of termination, the termination year bonus and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Under the new employment agreements, a termination for “good reason” for the Named Executive Officers generally includes any of the following actions by us without the executive’s written consent:

•	The assignment to the Named Executive Officer of any duties inconsistent in any material respect with the Named Executive Officer’s position, or, in the case of Mr. Medina, the withdrawal of any authority granted to him under his employment agreement.

•	Any failure by the Company to compensate the Named Executive Officer as required under the employment agreement.

•	The Company’s requiring the Named Executive Officer to be based at any office or location outside of Miami, Florida, except for travel reasonably required in the performance of the Named Executive Officer’s responsibilities.

•	The Named Executive Officer is requested by the Company to engage in conduct that is reasonably likely to result in a violation of law.

Under the new employment agreements, a termination by us for cause generally includes:

•	A conviction of the Executive, or a plea of nolo contendere, to a felony involving dishonesty or a breach of trust.

•	Willful misconduct or gross negligence by the Named Executive Officer resulting, in either case, in material economic harm to the Company.

•	A willful continued failure by the Named Executive Officer to carry out the reasonable and lawful directions of the Board or, in the case of any Named Executive Officer other than Mr. Medina, the Chief Executive Officer of the Company.

•	Fraud, embezzlement, theft or dishonesty of a material nature by the Named Executive Officer against the Company, or a willful material violation by the Named Executive Officer of a policy or procedure of the Company, resulting, in any case, in material economic harm to the Company.

•	A willful material breach by the Named Executive Officer of the employment agreement.

Although an act or failure to act shall not be “willful” if (i) done by the Named Executive Officer in good faith or (ii) the Named Executive Officer reasonably believed that such action or inaction was in the best interests of the Company, and “Cause” shall not include any act or failure to act otherwise described above (except for the conviction or plea of nolo contendere to a felony) unless the Company shall have provided notice of the act to the Named Executive Officer who fails to cure such act within 10 business days of receiving such notice.

Change in Control

With respect to the Named Executive Officers, the following severance benefits would be provided upon qualifying terminations of employment in connection with or within six months preceding or two years following a change in control:

•	Cash severance pay equal to two times the sum of his/her annual base salary and incentive compensation as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs, except for Mr. Medina the multiple for whom equals three times such payments and Ms. Dos Santos who receives two times 140% of her base salary.

•	The value of any annual fringe benefits.

•	Accrued base salary and incentive compensation through the date of termination.

•	The bonus payable in the termination year.

A “change in control” generally consists of any of the following:

•	Approval by our stockholders of reorganization, merger, consolidation or other form of corporate transaction or series of transactions.

•	During any two consecutive years, Terremark’s incumbent directors cease to constitute the majority unless replacement directors were nominated by such incumbent directors.

•	The acquisition of Terremark by any person or group of more than 30% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors.

•	Approval by our stockholders of a complete liquidation or dissolution of Terremark.

The following describes the treatment of outstanding stock options and nonvested stock upon a change of control per our different stock plans except for certain options issued prior to the 2000 Stock Option Plan:

2005 Executive Incentive Compensation Plan and 2000 Directors Plan

•	Upon a change in control, all outstanding stock options and nonvested stock will become fully vested.

2000 Stock Option Plan

•	To the extent not previously exercised each option shall terminate immediately.

•	The Committee in its sole discretion may cancel any option that remains unexercised on the effective date of the transaction. The Committee shall give written notice in order that optionees may have a reasonable period of time prior to the closing date of the change in control within which to exercise any exercisable options.

The table below was prepared as though a change in control occurred and the Named Executive Officers’ employment was terminated on March 31, 2008 using the closing price of our common stock as of that day (both as required by the Securities and Exchange Commission). With those assumptions taken as given, we believe the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on March 31, 2008 and the executives were not terminated on that date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact. The foregoing analysis applies the change of control severance obligations set forth in the new employment agreements.

Change in Control Payment and Benefit
Estimates as of March 31, 2008

		Accelerated Vesting of Equity Value
	Severance	Stock	Nonvested
Named Executive Officer	Pay($)(1)(2)	Options($)(3)	Stock($)	Total($)

Manuel D. Medina	2,975,000	—	274,000	3,249,000
Jose A. Segrera	880,000	—	137,000	1,017,000
Jamie Dos Santos	700,000	—	—	700,000
Marvin Wheeler	880,000	—	137,000	1,017,000
Adam T. Smith	800,000	—	36,535	836,535

(1)	The annual base salaries and incentive compensation used in the computation were based on the Named Executive Officer’s employment agreement in effect at the date of the filing.

(2)	In calculating the incentive compensation in the year the change in control occurs for the severance pay amount, we assumed that we would pay the incentive compensation for a full year. The actual incentive compensation payout amount would be a pro-rated amount through the end of the termination date in the given fiscal year.

(3)	For all Named Executives Officers, except for Ms. Dos Santos who has stock options that are all exercisable, their stock options have an exercise price of $5.57, which is greater than the fair market value of the common stock on the assumed change in control date. Therefore, the stock options are not “in the money” and we would not have to make any additional payments.

General Assumptions

•	Change in control date was March 31, 2008

•	All executives were terminated on change in control date

Equity-based Assumptions

•	Stock options and nonvested stock vested on March 31, 2008

•	Stock options that become vested due to the change in control are valued at the difference between the actual exercise price and the fair market value of the underlying stock. The following inputs were used:

•	actual exercise price of each option

•	closing price of stock on March 31, 2008 which was $5.48 per share

Director Compensation

We maintain a policy of compensating our directors using stock option and nonvested stock grants and, in the case of service on some committees of our Board, payments of cash consideration. Upon their election as a member of our Board, each director received options to purchase 10,000 shares of our common stock. Our employee directors receive the same compensation as our non-employee directors. As described more fully below, this chart summarizes the annual cash compensation for our Board during fiscal year 2008.

Director Compensation for Fiscal Year End
March 31, 2008

	Fees
	Earned			Non-Equity
	or Paid	Stock	Option	Incentive Plan	All Other
	in Cash	Awards($)	Awards($)	Compensation	Compensation
Name(a)	($)(b)	(c)(1)	(d)	($)(e)	($)(f)		Total($)

Joseph R. Wright Jr.	—	34,962	—	—	100,000	(2)	134,962
Guillermo Amore	—	34,962	—	—	240,000	(3)	274,962
Timothy Elwes	—	34,962	—	—	—		34,962
Antonio S. Fernandez	27,000	34,962	—	—	—		61,962
Arthur L. Money	—	34,962	—	—	60,000	(4)	94,962
Marvin S. Rosen	—	34,962	—	—	—		34,962
Miguel J. Rosenfeld	26,000	34,962	—	—	—		60,962
Rodolfo A. Ruiz	24,000	34,962	—	—	—		58,962

(1)	Represents the compensation costs of nonvested stock for financial reporting purposes for fiscal year 2008 under FAS 123(R), rather than an amount paid to or realized by the Director. See Note 17. “Share-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended March 31, 2008 (the “10-K”) for the assumptions made in determining FAS 123(R)values. The FAS 123(R) value as of the grant date for nonvested stock is recognized ratably over the applicable vesting period. There can be no assurance that the FAS 123(R) amounts will ever be realized.

On October 19, 2007, the Committee approved the grant of 5,000 shares of nonvested stock to each director which vest on October 19, 2008.

As of March 31, 2008, the aggregate number of stock option awards outstanding was: Mr. Amore — 41,500 shares; Mr. Elwes — 41,500 shares; Mr. Fernandez — 31,500 shares; Mr. Money — 31,500; Mr. Rosen — 46,000 shares; Mr. Rosenfeld — 41,500 shares; Mr. Ruiz — 31,500 shares; and Mr. Wright — 61,500 shares.

(2)	On September 21, 2001, we entered into a consulting agreement with Mr. Wright. The agreement is for a term of one year after which it renews automatically for successive one year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for annual compensation of $100,000, payable monthly.

(3)	In November 2006, we entered into a consulting agreement with Mr. Amore. The agreement, effective October 2006, provides for annual compensation of $240,000, payable monthly. In conjunction with this agreement, our Board of Directors approved the issuance of 50,000 shares of nonvested stock with a vesting period of one year.

(4)	On June 13, 2006, we entered into an employment letter agreement with Mr. Money where he agreed to serve as our Director of Government, Military and Homeland Security Affairs. The employment letter expired by its terms on January 31, 2007 but continues in effect unless terminated by us or him on 48 hours written notice for terminations with cause or on 90 days written notice for terminations without cause. The agreement provides for annual compensation of $60,000, payable monthly, and a grant of 15,000 shares of nonvested stock. The compensation cost of this award was recognized in the year ended March 31, 2006. Mr. Money is not considered an officer of Terremark, and the employment letter expressly provides that he is not granted the ability to bind us to any agreement with a third party or to incur any obligation or liability on our behalf.

Directors are compensated for their service as a director as shown below:

Schedule of Director Fees
March 31, 2008

Compensation Item	Amount ($)

Annual Retainers
Audit Committee Chair	12,000
Compensation Committee Chair	8,000
Nominating and Corporate Governance Committee Chair	8,000
Audit Committee Members	9,000
Compensation Committee Members	6,000
Nominating and Corporate Governance Committee Members	6,000
Per meeting fees	1,000

All annual retainers are paid in quarterly installments.

Other.  We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services we extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies.

Equity Compensation Plan Information

The following table sets forth information as of March 31, 2008 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Number of		Number of
	Securities to be		Securities
	Issued Upon	Weighted Average	Available for
	Exercise of	Exercise Price of	Future Issuance
	Outstanding	Outstanding	Under Equity
	Options, Nonvested	Options, Nonvested	Compensation Plans
	Stock, Warrants and	Stock, Warrants and	(Excluding Securities
Plan Category	Rights	Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	5,643,570	$8.64	2,342,778
Equity compensation plans not approved by security holders	—	—	—

(1)	Includes options to purchase shares of our common stock and other rights under the following stockholder-approved plans: the 1996 Plan, the 2000 Directors Plan, the 2000 Stock Option Plan and the 2005 Executive Incentive Compensation Plan.

PROPOSAL NO.  2 — AMENDMENT OF OUR 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

The purpose of the 2005 Executive Incentive Compensation Plan, or the 2005 Plan, is to provide a means for us and our subsidiaries and other designated affiliates, which we refer to as related entities, to attract key personnel to provide services to us and our related entities, as well as to provide a means by which those key persons can acquire and maintain stock ownership, resulting in a strengthening of their commitment to our welfare and the welfare of our related entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance our profitable growth and the profitable growth of our related entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.

As of the record date, the following shares were authorized and available for issuance under the 2005 Plan:

Authorized	4,000,000
Available for Issuance	1,235,478

In order to continue to provide the appropriate equity incentives to employees in the future, on August 28, 2008, our Board of Directors approved, subject to stockholder approval, an increase of 1,500,000 shares of our common stock reserved for issuance under the 2005 Plan. Our Board of Directors recommends that stockholders approve the amendment to the 2005 Plan to provide for an increase in the number of shares of our common stock reserved for issuance under the 2005 Plan from 4,000,000 to 5,500,000 shares. If the stockholders do not approve the amendment to the 2005 Plan, the amendment will not go into effect and the Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of our needs. The text of the proposed amendment to the 2005 Plan is attached as Exhibit A to this Proxy Statement.

The amendment to the 2005 Plan to increase the number of shares reserved must be approved by the holders of at least a majority of the outstanding shares of our common stock and voting preferred stock present, or represented, and entitled to vote at the annual meeting. In the event stockholder approval is not obtained, we will not increase the number of shares of common stock reserved for issuance under the 2005 Plan, but awards may continue to be made under the terms of the 2005 Plan as currently in effect. As discussed below, the 2005 Plan is intended to (i) comply with specified exclusions from the limitations of Section 162(m) of the Code, as described below, (ii) be eligible under the “plan lender” exemption from the margin requirements of Regulation G under the Exchange Act, (iii) comply with the incentive stock options rules under Section 422 of the Code and (iv) comply with the stockholder approval requirements for the listing of shares on the NASDAQ.

The following is a summary of certain principal features of the 2005 Plan. The below summary is not complete, and you are urged to read the actual text of the 2005 Plan in its entirety, which was previously filed as Exhibit A to our Proxy Statement on Schedule 14A filed with the Commission on August 16, 2005 and amended in the manner described in our Proxy Statement on Schedule 14A filed with the Commission on September 6, 2007.

Description of the 2005 Executive Incentive Compensation Plan

Shares Available for Awards; Annual Per-Person Limitations

Currently, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan is equal to 4,000,000 shares, plus the number of shares with respect to which awards previously granted under the 2005 Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. If the proposed amendment to the 2005 Plan is approved, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan shall be equal to 5,500,000 shares, plus the number of shares with respect to which awards previously granted under the 2005 Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year, the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other obligations of ours, and other stock-based awards granted to any one participant may not exceed 500,000 for each type of these awards, subject to adjustment in specified circumstances. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $1,000,000, and in addition the maximum amount that may be earned by one participant as a performance award in respect of a performance period greater than one year is $5,000,000.

A committee of our Board of Directors, which we refer to as the committee, is to administer the 2005 Plan. See “Administration.” The committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees, consultants and any other person who provides services to us and our related entities. An employee on leave of absence may be considered as still in our employ or the employ of our related entity for purposes of eligibility for participation in the 2005 Plan.

Administration

Our Board of Directors shall select the committee that will administer the 2005 Plan. All committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by the NASDAQ or any other national securities exchange on which any of our securities may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the committee. Subject to the terms of the 2005 Plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

Stock Options and SARs

The committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise (or the “change in control price,” as defined in the 2005 Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of our common stock on the date of grant. For purposes of the 2005 Plan, the term

“fair market value” means the fair market value of our common stock, awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee or our Board of Directors, the fair market value of our common stock as of any given date shall be the closing sales price per share of our common stock as reported on the principal stock exchange or market on which our common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the committee otherwise determines will not result in a financial accounting charge to us), outstanding awards or other property having a fair market value equal to the exercise price, as the committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the committee. SARs granted under the 2005 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of Terremark or upon the occurrence of some other event specified by the committee, as discussed below.

Restricted and Deferred Stock

The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which may be forfeited in the event of specified terminations of employment or service, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of our stockholders, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of specified terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to terms the committee may specify.

Other Stock-Based Awards

The committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. These awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of these awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing of these awards, may be subject to performance conditions (including subjective individual goals) as may be specified by the committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock or other awards upon achievement of specified pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify these awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three highest compensated officers, other than our chief executive officer and our principal financial officer, as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the committee, not our Board of Directors.

Subject to the requirements of the 2005 Plan, the committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for our related entities, or for business or geographical units of our company and/or a related entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m):

(1) earnings per share;

(2) revenues or margin;

(3) cash flow;

(4) operating margin;

(5) return on net assets;

(6) return on investment;

(7) return on capital;

(8) return on equity;

(9) economic value added;

(10) direct contribution;

(11) net income,

(12) pretax earnings;

(13) earnings before interest, taxes, depreciation and amortization;

(14) earnings after interest expense and before extraordinary or special items;

(15) operating income;

(16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company;

(17) working capital;

(18) management of fixed costs or variable costs;

(19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

(20) total stockholder return;

(21) debt reduction; and

(22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies.

The committee may exclude the impact of an event or occurrence which the committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of our company or not within the reasonable control of our company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

In granting performance awards, the committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of the above-described business criteria. During the first 90 days of a performance period, the committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of our common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2005 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the 2005 Plan or awards under other plans maintained by us, or other rights to payment from us, and may grant awards in addition to and in tandem with these other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and this accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a “change in control” of Terremark, as defined in the 2005 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of Terremark, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

For purposes of the 2005 Plan, a “change in control” means the occurrence of any of the following events (whether or not approved by our Board of Directors):

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than permitted holders, i.e., Manuel D. Medina, Francis Lee and any “controlled affiliate of Manuel D. Medina and/or Francis Lee, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 33 1/3% or more of the total voting or economic power of our voting common stock;

(ii) during any period of two consecutive years, individuals who at the beginning of this period constituted our Board of Directors together with any new directors whose election to our board was approved by a vote of 66 2/3% of the directors then still in office cease for any reason to constitute a majority of our Board of Directors then in office;

(iii) we consolidate with or merge with any person or sell all or substantially all of our assets to any person, or any corporation consolidates with or merges with us, resulting in our outstanding voting common stock being changed into or exchanged for cash, securities or other property, other than where in this transaction our outstanding voting common stock is not changed or exchanged at all, except to change our jurisdiction of incorporation or in those cases where:

(A) no “person” or “group,” other than the permitted holders described above, owns immediately after this transaction 33 1/3% or more of the total voting or economic power of the voting common stock of the surviving corporation; and

(B) the holders of our voting common stock immediately prior to this transaction own at least a majority of the total voting and economic power of the voting common stock of the surviving or transferee corporation immediately after this transaction; or

(iv) any order, judgment or decree shall be entered against us decreeing our dissolution or split up of and this order remains undischarged or unstayed for a period in excess of sixty days.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our common stock remain available for issuance under the 2005 Plan and we have no further rights or obligations with respect to outstanding awards under the 2005 Plan.

Federal Income Tax Consequences of Awards of Options

The 2005 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of Terremark or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2005 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which we refer to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with these options, will qualify as this “performance-based compensation,” so that these options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 2005 Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Person Transactions

The Audit Committee, in accordance with its charter, conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. This obligation is buttressed by the Company’s Code of Ethics for the CEO and Senior Financial Officers, which mandates that the CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning any violation of the Code of Ethics or the Company’s Code of Business Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting disclosures or internal controls.

Additionally, the Company’s general Code of Conduct and Ethics, which applies to all of the Company’s employees, expressly provides that service to the Company should never be subordinated to personal gain and advantage and provides the following non-exhaustive list of conflicts to which the Company’s Board of Directors, or relevant committee thereof, and management will apply a higher level of scrutiny:

•	any significant ownership interest in any supplier or customer;

•	any consulting or employment relationship with any customer, supplier, or competitor;

•	any outside business activity that detracts from an individual’s ability to devote appropriate time and attention to his or her responsibilities to the Company;

•	the receipt of non-nominal gifts or excessive entertainment from any organization with which the Company has current or prospective business dealings;

•	being in the position of supervising, reviewing, or having any influence on the job evaluation, pay, or benefit of any family member; and

•	selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable directors, officers, or employees are permitted to so purchase or sell.

The Audit Committee has not adopted formal standards to apply when it approves or ratifies significant related party transactions. However, traditionally, as reflected in the minutes of its meetings, the Audit Committee has followed the standard that all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are approved or ratified by the Audit Committee.

Related Person Relationships and Transactions

We have entered into indemnification agreements with all of our directors and some of our officers, to provide them with the maximum indemnification allowed under our bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being one of our directors, officers or employees, to the extent such indemnification is permitted by our bylaws and the laws of State of Delaware. We believe that the limitation of liability provisions in our Amended and Restated Certificate of Incorporation and the indemnification agreements enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

On June 13, 2006, we entered into an employment letter agreement with Arthur J. Money, a member of our Board of Directors. Under the terms of this letter agreement, Mr. Money agreed to serve as Director — Government, Military and Homeland Security Affairs. The original term of the employment letter expired on January 31, 2007; however, in accordance with its terms, the employment letter continues in effect unless and until terminated by us or him upon 48 hours written notice for cause or upon 90 days written notice without cause. Pursuant to the employment letter, we issued to Mr. Money 15,000 shares of our common stock under our 2005 Executive Incentive Compensation Plan, and Mr. Money additionally receives compensation in an amount equal to $5,000 per month. Notwithstanding his title, the employment letter explicitly provides that Mr. Money is not an officer of Terremark and is not vested with the authority to bind Terremark to any agreement with a third party or to incur any obligation or liability on behalf of Terremark.

On May 26, 2005, we issued 111,017 shares of our common stock to Joseph R. Wright, our Vice Chairman, in connection with the exercise of certain of his options at $3.50 per share.

We entered into an agreement with Mr. Wright, commencing September 21, 2001, engaging him as an independent consultant. The agreement is for a term of one year after which it renews automatically for successive one-year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for an annual compensation of $100,000, payable monthly.

Director Independence

Our Nominating and Corporate Governance Committee has affirmatively determined that Messrs. Elwes, Fernandez, Wright, Rosenfeld and Ruiz are “independent” as defined by NASDAQ Marketplace Rule 4200(a)(15). Additionally, each of Messrs. Fernandez, Rosenfeld and Ruiz, who comprise our Audit Committee, are “independent” as defined by the more stringent standard contained in NASDAQ Marketplace Rule 4350(d)(2)(A).

INDEPENDENT ACCOUNTANTS

KPMG LLP

During fiscal years 2008 and 2007, KPMG LLP (“KPMG”) served as our independent registered certified public accounting firm.

Fees and Services of Independent Auditors

Set forth in the table below are the fees billed for services by KPMG for our fiscal years ended March 31 2008 and 2007 (in millions):

	2008	2007

Audit Fees	$1.6	$1.2
Audit-Related Fees	0.1	0.3

	$1.7	$1.5

Audit fees primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting and reviews of financial statements included in our Forms 10-Q. Audit-related fees represent amounts for services other than audit and review services described above and, in the year ended March 31, 2008, consisted of consents provided in connection with our registration statements and services performed in connection with our acquisitions.

Tax Fees and All Other Fees

There were no fees billed by KPMG for tax or any other services in fiscal years 2008 and 2007.

Audit Committee Approval

Our audit committee pre-approves all services provided to us by KPMG.

OTHER BUSINESS

We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Stockholders interested in presenting a proposal to be considered for inclusion in the Proxy Statement for presentation at the 2009 annual meeting of stockholders may do so by following the procedures prescribed in Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us on or before June 15, 2009.

After the June 15, 2009 deadline, stockholders interested in presenting a proposal for consideration at the 2009 annual meeting of stockholders may submit the proposal and present it at the 2009 annual meeting, but we are not obligated to include the proposal in our proxy materials. Rule 14a-4 of the Commission’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the company’s bylaws. Accordingly, for our 2009 annual meeting of stockholders, a stockholder must submit such written notice to the corporate secretary on or before July 29, 2009.

Send all proposals to Adam T. Smith, Secretary, Terremark Worldwide, Inc., 2 South Biscayne Blvd. Suite 2900 Miami, Florida 33131.

EXHIBIT A

AMENDMENT TO TERREMARK WORLDWIDE, INC.
2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

Section 4(a) of the 2005 Executive Incentive Compensation Plan of Terremark Worldwide, Inc., a Delaware corporation, shall be amended by deleting Section 4(a) in its entirety and replacing it in its entirety as follows:

“4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the 2005 Plan shall be 5,500,000. Any Shares delivered under the 2005 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

A-1

TERREMARK WORLDWIDE, INC.
COMMON STOCK PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 10, 2008
          The undersigned hereby appoints Adam T. Smith and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at our 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, October 10, 2008, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
VOTE BY INTERNET — www.proxyvote.com
          Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
          If you would like to reduce the costs incurred by Terremark Worldwide, Inc. in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and when prompted. Indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6503
          Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
          Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terremark Worldwide, Inc., c/o ACP, 51 Mercodos Way, Edgewood, NY 11717.
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.
(Continued and to be signed on reverse side)

TERREMARK WORLDWIDE, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.
          The undersigned hereby instructs said proxies or their substitutes:

1.	PROPOSAL 1.
Election of the following director nominees to the Company’s Board of Directors to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

1) Manuel D. Medina	4) Timothy Elwes	7) Marvin S. Rosen
2) Joseph R. Wright, Jr.	5) Antonio Fernandez	8) Miguel J. Rosenfeld
3) Guillermo Amore	6) Arthur L. Money	9) Rodolfo A. Ruiz
☐	VOTE FOR all nine (9) nominees listed in above, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

2.	PROPOSAL NO. 2.
Approval of the amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance from 4,000,000 to 5,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.
          The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of 2008 Annual Meeting of Stockholders and the Proxy Statement, both dated September 12, 2008, and the Company’s 2008 Annual Report to Stockholders.

Please indicate if you plan to attend this meeting:	Yes ☐ No ☐

Dated:

Print Name	Signature

Print Name(s)	Signature (if held jointly)

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.

TERREMARK WORLDWIDE, INC.
SERIES I CONVERTIBLE PREFERRED STOCK PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 10, 2008
          The undersigned hereby appoints Adam T. Smith and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Series I Convertible Preferred Stock of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at our 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, October 10, 2008, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Each outstanding share of Series I Convertible Preferred Stock entitles the undersigned to cast that number of votes on the proposal equal to the number of whole shares of the Company’s Common Stock into which the undersigned’s shares of Series I Convertible Preferred Stock can be converted. As of the record date, August 28, 2008, each share of Series I Convertible Preferred Stock may be converted into 3,333 shares of the Company’s Common Stock.
VOTE BY INTERNET — www.proxyvote.com
          Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
          If you would like to reduce the costs incurred by Terremark Worldwide, Inc. in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and when prompted. Indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6503
          Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
          Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terremark Worldwide, Inc., c/o ACP, 51 Mercodos Way, Edgewood, NY 11717.
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.
(Continued and to be signed on reverse side)

TERREMARK WORLDWIDE, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.
          The undersigned hereby instructs said proxies or their substitutes:

1.	PROPOSAL 1.
Election of the following director nominees to the Company’s Board of Directors to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

1) Manuel D. Medina	4) Timothy Elwes	7) Marvin S. Rosen
2) Joseph R. Wright, Jr.	5) Antonio Fernandez	8) Miguel J. Rosenfeld
3) Guillermo Amore	6) Arthur L. Money	9) Rodolfo A. Ruiz
☐	VOTE FOR all nine (9) nominees listed in above, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

2.	PROPOSAL NO. 2.
Approval of the amendment to our 2005 Executive Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance from 4,000,000 to 5,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.
          The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of 2008 Annual Meeting of Stockholders and the Proxy Statement, both dated September 12, 2008, and the Company’s 2008 Annual Report to Stockholders.

Please indicate if you plan to attend this meeting:	Yes ☐ No ☐

Dated:

Print Name	Signature

Print Name(s)	Signature (if held jointly)

NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States.